Exhibit 99.1

Heliogen, Inc. Receives Continued Listing Notice from NYSE

Pasadena, CA – December 28, 2022 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrated solar energy, today announced that on December 23, 2022, it received written notice from the New York Stock Exchange (“NYSE”) that the average closing price of its common stock over the prior consecutive 30 trading-day period was below $1.00 per share, which is the minimum average share price for continued listing on the NYSE.

Heliogen intends to respond to the NYSE within ten business days of receipt of the notice of its intent to cure the deficiency. Pursuant to the NYSE’s rules, Heliogen has a six-month period following receipt of the deficiency letter to bring its share price and average share price back above $1.00. During the cure period, Heliogen’s shares of common stock will continue to trade on the NYSE, subject to compliance with other continued listing requirements.

The NYSE notification does not affect Heliogen’s ongoing business operations or its Securities and Exchange Commission reporting requirements. Heliogen is considering all available options to regain compliance with the NYSE’s continued listing standards, including the consummation of a potential reverse stock split.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this release, are forward-looking statements, including statements regarding Heliogen considering implementing a reverse stock split. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Heliogen’s control and are difficult to predict, including Heliogen’s ability to regain compliance with the NYSE’s minimum share price requirement within the applicable cure period, Heliogen’s ability to continue to comply with applicable listing standards of the NYSE and the other important factors set forth under the caption “Risk Factors” in Heliogen’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, as amended, and Heliogen’s other reports filed with the SEC. In addition, forward-looking statements reflect Heliogen’s expectations, plans or forecasts of future events and views only as of the date of this release. Heliogen anticipates that subsequent events and developments will cause its assessments to change. However, while Heliogen may elect to update these forward-looking statements at some point in the future, Heliogen specifically disclaims any obligation to do so, except as required by law.

Heliogen Investor Contact

Louis Baltimore

VP, Investor Relations

Louis.Baltimore@heliogen.com

Heliogen Media Contact:

ICR, Inc.

HeliogenPR@icrinc.com

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